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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 11, 2013 (except as to the thirteenth paragraph of Note 17, as to which the date is September 9, 2013), in the Registration Statement (Form S-1) and related Prospectus of Ophthotech Corporation filed on January 31, 2014.

/s/ Ernst & Young LLP

MetroPark, New Jersey
January 30, 2014

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  Exhibit 23.1